EXHIBIT 11.1

COMPUTATION OF PER SHARE EARNINGS
Three-Month, Nine-Month, and Twelve-Month
Periods Ended September 30, 1996
                                                                 Fully
Three Months Ended September 30, 1996:          Primary         Diluted
======================================         ==========      ==========

Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   September 30, 1996                          61,061,196      61,061,196
  Dilutive Effect for Nonqualified
   Stock Options at September 30, 1996            254,968         254,968
                                               ----------      ----------
  Weighted Average Shares at
   September 30, 1996                          61,316,164      61,316,164
                                               ==========      ==========

Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $   34,410      $   34,410
  Dividend Requirements on Preferred Shares             0               0
                                               ----------      ----------
  Balance Available for Common Shareholders    $   34,410      $   34,410
                                               ==========      ==========
Earnings Per Average Common Share              $     0.56(a)   $     0.56(a)
                                               ==========      ==========

                                                                 Fully
Nine Months Ended September 30, 1996:           Primary         Diluted
=====================================          ==========      ==========

Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   September 30, 1996                          61,451,974      61,451,974
  Dilutive Effect for Nonqualified
   Stock Options at September 30, 1996            251,571         251,571
                                               ----------      ----------
  Weighted Average Shares at
   September 30, 1996                          61,703,545      61,703,545
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $  125,325      $  125,325
  Dividend Requirements on Preferred Shares           119             119
                                               ----------      ----------
  Balance Available for Common Shareholders    $  125,206      $  125,206
                                               ==========      ==========
Earnings Per Average Common Share              $     2.02(a)   $     2.02(a)
                                               ==========      ==========

                                                                 Fully
Twelve Months Ended September 30, 1996:         Primary         Diluted
=======================================        ==========      ==========

Weighted Average Number of Shares:
  Average Common Shares Outstanding at
   September 30, 1996                          61,724,244      61,724,244
  Dilutive Effect for Nonqualified
   Stock Options at September 30, 1996            235,117         235,117
                                               ----------      ----------
  Weighted Average Shares at
   September 30, 1996                          61,959,361      61,959,361
                                               ==========      ==========


Net Income to Be Used to Compute
 Earnings Per Average Common Share:
                                                 (Dollars in thousands)

  Net Income                                   $  177,153      $  177,153
  Dividend Requirements on Preferred Shares           885             885
                                               ----------      ----------
  Balance Available for Common Shareholders    $  176,268      $  176,268
                                               ==========      ==========
Earnings Per Average Common Share              $     2.84(a)   $     2.84(a)
                                               ==========      ==========

(a) This calculation is submitted in accordance with regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
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